Exhibit 10.05

ROPER INDUSTRIES, INC.
2000 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

ROPER INDUSTRIES, INC.
2000 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

TABLE OF CONTENTS

Page
SECTION 1 DEFINITIONS

1.1	DEFINITIONS

SECTION 2 THE STOCK INCENTIVE PLAN

2.1	PURPOSE OF THE PLAN
2.2	STOCK SUBJECT TO THE PLAN
2.3	ADMINISTRATION OF THE PLAN
2.4	ELIGIBILITY AND LIMITS

SECTION 3 TERMS OF STOCK INCENTIVES

3.1	TERMS AND CONDITIONS OF ALL STOCK INCENTIVES
3.2	TERMS AND CONDITIONS OF OPTIONS
(a) Option Price
(b) Option Term
(c) Payment.
(d) Conditions to the Exercise of an Option
(e) Termination of Incentive Stock Option
(f) Special Provisions for Certain Substitute Options
(g) No Deferral Feature
3.3	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
(a) Settlement
(b) Conditions to Exercise
(c) No Deferral Feature
3.4	TERMS AND CONDITIONS OF STOCK AWARDS
3.4A	TERMS AND CONDITIONS OF DEFERRED STOCK AWARDS
3.5	TERMS AND CONDITIONS OF PERFORMANCE UNIT AWARDS
(a) Payment
(b) Conditions to Payment
3.6	TREATMENT OF AWARDS UPON TERMINATION OF EMPLOYMENT

SECTION 4 RESTRICTIONS ON STOCK

4.1	ESCROW OF SHARES
4.2	RESTRICTIONS ON TRANSFER

SECTION 5 GENERAL PROVISIONS

5.1	WITHHOLDING
5.2	CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION
(g) Mandatory Adjustments
(g) Discretionary Adjustments
(g) Incentive Stock Options
(g) General
5.3	CASH AWARDS
5.4	COMPLIANCE WITH CODE
5.5	RIGHT TO TERMINATE EMPLOYMENT OR SERVICES
5.6	NON-ALIENATION OF BENEFITS
5.7	RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS
5.8	LISTING AND LEGAL COMPLIANCE
5.9	TERMINATION AND AMENDMENT OF THE PLAN
5.10	STOCKHOLDER APPROVAL
5.11	CHOICE OF LAW
5.12	EFFECTIVE DATE OF PLAN
5.13	SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE

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ROPER INDUSTRIES, INC.
2000 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

SECTION I. DEFINITIONS

1.1           Definitions.  Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)	“Board of Directors” means the board of directors of the Company.

(b)	“Code” means the Internal Revenue Code of 1986, as amended.

(c)	“Committee” means the Compensation Committee of the Board of Directors.

(d)	“Company” means Roper Industries, Inc. or any successor thereto.

(e)	“Deferred Stock Award” means a stock award described in Section 3.4A.

(f)
“Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Subsidiary of the Company for the Participant.  If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(g)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(h)	“Fair Market Value” with regard to a date means:

(1)  the average of the high and low prices at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the NASDAQ Stock Market (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal,

(2)  if Stock is not traded on a securities exchange, but is reported by the NASDAQ Stock Market and market information is published on a regular basis in The Wall Street Journal, the average of the published high and low sales prices for that date or the last business day prior to that date as published in The Wall Street Journal,

(3)  if such market information is not published on a regular basis, the average of the high bid and low asked prices of Stock in the over-the-counter market on that date or the last business day prior to that date, as reported by the NASDAQ Stock Market, or, if not so reported, by a generally accepted reporting service, or

(4)  if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

(i)	“Incentive Stock Option” means an option contemplated by the provisions of Code Section 422 or any successor thereto.

(j)	“Option” means a Non-Qualified Stock Option or an Incentive Stock Option

(k)	“Non-Qualified Stock Option” means an option that is not designated as, or otherwise intended to be, an Incentive Stock Option.

(l)
“Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(m)	“Participant” means an individual who receives a Stock Incentive hereunder.

(n)	“Performance Unit Award” refers to a performance unit award as described in Section 3.5.

(o)	“Plan” means the Roper Industries, Inc. 2000 Stock Incentive Plan, as amended and restated.

(p)	“Stock” means Company’s common stock, par value $.01.

(q)	“Stock Appreciation Right” means a stock appreciation right described in Section 3.3.
(r)	“Stock Award” means a stock award described in Section 3.4.

(s)	“Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

(t)
“Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(u)	“Stock Incentives” means, collectively, Incentive Stock Options, Non-Qualified Stock Options, Performance Units, Stock Appreciation Rights, Stock Awards and Deferred Stock Awards.

(v)
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A Subsidiary shall include any entity other than a corporation to the extent permissible under Code Section 424(f) and applicable regulations and rulings thereunder.

(w)
“Termination of Employment” means the termination of the employee-employer relationship between a Participant and the Company and its affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE STOCK INCENTIVE PLAN

2.1           Purpose of the Plan.  The Plan is intended to (a) provide incentive to officers, key employees and consultants of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers and key employees by providing them with a means to acquire a proprietary interest in the Company, to acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining key personnel and consultants.

2.2           Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock that will be available for issuance under the Plan will be 2,500,000 shares of Stock (the “Maximum Plan Shares”). At no time may the Company have outstanding under the Plan Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive (other than Options and Stock Appreciation Rights) that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Option or Stock Appreciation Right that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall not again be available for purposes of the Plan.

2.3           Administration of the Plan.  The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, key employees and consultants of the Company or its affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants.

2.4           Eligibility and Limits.  Stock Incentives may be granted only to officers, key employees and consultants of the Company, or any affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an incentive stock option is granted) of Stock with respect to which options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s). Eligible participants who are service providers to an affiliate of the Company may be granted Options or Stock Appreciation Rights under this Plan only if the affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

SECTION 3 TERMS OF STOCK INCENTIVES

3.1           Terms and Conditions of All Stock Incentives.

(a)
The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights in the following sentence.  The maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any one year period to any employee may not exceed 300,000, subject to adjustment in accordance with Section 5.2.

(b)
Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

(c)
The date a Stock Incentive is granted will be the date on which the Committee has approved the terms of, and the satisfaction of any conditions applicable to, the grant of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

(d)
Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

(e)
Unless otherwise permitted by the Committee, Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will. Notwithstanding the foregoing, the Committee shall not permit Incentive Stock Options to be transferred or assigned beyond the limitations set forth in this Section 3.1(e).

(f)
Notwithstanding the foregoing, the maximum aggregate number of shares of Stock issued under Performance Units, Stock Appreciation Rights, Stock Awards and Deferred Stock Awards shall not exceed thirty three and one-third percent (33 1/3%) of the Maximum Plan Shares.

3.2           Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as such. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)
Option Price.  Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may the Exercise Price be less than 100% of Fair Market Value. In addition, with respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted. Without the approval of shareholders, the Committee shall not, whether through amendment, cancellation, replacement grants, or any other means, take any action to reduce the exercise price of previously granted Options if such action would result in variable accounting treatment for such Options under FASB Interpretation No. 44 or any subsequent interpretations of APB Opinion No. 25.  With regard to other terms of awards, the Committee shall have no authority to waive or modify any such award term after the award has been granted to the extent the waiver or modified term would be mandatory under the plan for any award newly granted at the date of the waiver or modification.

(b)
Any Incentive Stock Option granted to a Participant who is not an Over 10% is not exercisable after the expiration of ten (10) years from the date the Option is granted.  Any Incentive Stock Option granted to an Over 10% Owner is not exercisable from the expiration of five (5) years from the date the Option is granted. Any Non-Qualified Stock Option granted to a Participant is not exercisable after the expiration of ten (10) years from the date the Non-Qualified Stock Option is granted.

(c)
Payment.  Payment for all shares of Stock purchased pursuant to the exercise of an Option will be made in any form or manner authorized by the Committee in the related Stock Incentive Agreement or by any amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

(i)
by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon the exercise of the Option on the date of delivery; or

(ii)
by a deemed delivery of a number of shares of Stock which the Participant identifies in a notice to the Company and which had been owned by the holder for at least six (6) months, in which event the Company shall only deliver to the Participant pursuant to the exercise of the Option with such deemed delivery of shares a number of shares equal to the excess of the number of shares so purchased on such exercise of the Option over the number of shares described in such notice; or I

(iii)	in an exercise effected through delivery of an irrevocable notice of exercise to a broker.

Any delivery or deemed delivery of shares of Stock shall be valued at Fair Market Value on the date of the delivery of such shares to the Company or, in the case of a deemed delivery, the date the related notice is delivered to the Company.

Further, except as prohibited by law, the Committee may in its discretion authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion.

(d)
Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon any change in control described by the Stock Incentive Agreement and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

(e)
Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the incentive stock option will be a Non-Qualified Stock Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)
Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)
No Deferral Feature.  No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option.

3.3  Terms and Conditions of Stock Appreciation Rights.  Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option.  A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled. The base amount on which a Stock Appreciation Right is calculated shall not be reduced by the Committee following its date of grant.

(a)
Settlement.  Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b)
Conditions to Exercise.  Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)
No Deferral Feature.  No Stock Appreciation Right shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Stock Appreciation Right.

3.4           Terms and Conditions of Stock Awards.
(a)
The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. Subject to Subsections (b) and (c) below, the Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

(b)	[Reserved]

(c)
Any Stock Award that does not contain forfeitability provisions shall be granted only in lieu of salary or cash bonuses otherwise payable to a Participant and may be granted at up to a 15% discount to the Fair Market Value of the Stock as of the date of grant, but only if the Stock is subject to material restrictions on transferability.

3.4A           Terms and Conditions of Deferred Stock Awards

(a)
A Deferred Stock Award shall represent a contractual right to receive shares of Stock that only will be issued to a Participant after a specified deferral period or the satisfaction of specified conditions, or both, and such an award may be made either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the Participants to whom and the time or times at which a Deferred Stock Award shall be made, the number of shares of Stock to be awarded to any person, the duration of the deferred period (the “Deferral Period”) during which, and the conditions under which, the issuance of the Stock will be deferred and the other terms and conditions of the award in addition to those set forth in subsection (b). The provisions of deferred Stock Awards need not be the same with respect to each recipient.

(b)	(i)	A Deferred Stock Award shall be evidenced by an Stock Incentive Agreement.

(ii)  At the expiration of the Deferral Period, where applicable, share certificates shall be issued to the Participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock Award.

(iii) At the time the Deferred Stock Award is made, the Committee may in its own discretion provide for the payment of amounts under a Deferred Stock Award equal to any dividends paid on shares of Stock equal to the number of shares of Stock covered by the Deferred Stock Award. Such amounts will be paid to the Participant currently, or deferred and deemed to be reinvested in additional share of Stock subject to the award, or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion. Unless otherwise provided in the applicable Stock Incentive Agreement, Deferred Stock Awards will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

(iv)
Subject to the provisions of the Stock Incentive Agreement and this Section 3.4A, if the Participant incurs a Termination of Employment for any reason during the Deferral Period for a Deferred Stock Award, the Participant’s right to the issuance of the Stock subject to such award will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after the award is made.

(v)
Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after making the Deferred Stock Award, accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such award.

3.5           Terms and Conditions of Performance Unit Awards.  A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of a number of shares of Stock having Fair Market Value equal to the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured.  The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a)
Payment.  Payment in respect of Performance Unit Awards shall be in the form of shares of Stock (valued at Fair Market Value as of the date payment is owed), all on such terms and conditions as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b)
Conditions to Payment.  Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

3.6           Treatment of Awards Upon Termination of Employment.  Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.  The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4 RESTRICTIONS ON STOCK

4.1           Escrow of Shares.  Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must provide in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2           Restrictions on Transfer.  The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5 GENERAL PROVISIONS

5.1           Withholding.  The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award or settlement of any Deferred Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award or settlement of such Deferred Stock Award.  A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award or Deferred Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy the minimum required federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:

(a)
the Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

(b)
any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

5.2           Changes in Capitalization; Merger; Liquidation.

(a)
Mandatory Adjustments.  In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Sections 2.2 and 3.1(a) shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Stock Incentive Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Stock Incentive Awards; (iii) adjustment of the exercise price of outstanding Stock Incentive Awards or the measure to be used to determine the amount of the benefit payable on a Stock Incentive Award; and (iv) any other adjustments that the Committee determines to be equitable.  Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.  Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in shares, or a combination or consolidation of the outstanding Stock into a lesser number of shares, the authorization limits under Sections 2.2 and 3.1(a) shall automatically be adjusted proportionately, and the shares of Stock then subject to each Stock Incentive Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

(b)
Discretionary Adjustments.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 5.2(a)), the Committee may, in its sole discretion, provide (i) that Stock Incentive Awards will be settled in cash rather than Stock, (ii) that Stock Incentive Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Stock Incentive Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Stock Incentive Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Stock Incentive Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

(c)
Incentive Stock Options.  To the extent that any adjustments made pursuant to this Section 5.2 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Non-Qualified Stock Options.

(d)
General.  The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3           Cash Awards.  The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.
5.4           Compliance with Code.  All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

5.5           Right to Terminate Employment or Services.  Nothing in the Plan or in any Stock Incentive confers upon any Participant the right to continue as an employee or officer of the Company or any of its affiliates or to continue to provide services in any other respect or to affect the right of the Company or any of its affiliates to terminate the Participant’s employment or other relationship at any time.

5.6           Non-Alienation of Benefits.  Other than as specifically provided herein or pursuant to the terms of the applicable Stock Incentive Agreement or Stock Incentive Program, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7           Restrictions on Delivery and Sale of Shares; Legends.  Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8           Listing and Legal Compliance.  The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9           Termination and Amendment of the Plan.  The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws.  Except as provided in Section 3.2(a), the Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if the Board of Directors in its discretion determines that such approval is necessary or advisable with respect to tax, securities or other applicable laws.

5.10           Stockholder Approval.  The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

5.11           Choice of Law.  The laws of Delaware shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.
5.12           Effective Date of Plan.  This Plan was approved by the Board of Directors as of December 24, 1999, and become effective upon its approval by the Company’s shareholders on March 17, 2000.

5.13.           Special Provisions related to Section 409A of the Code.

(a)
Notwithstanding anything in the Plan or in any Stock Incentive Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Stock Incentive Agreement by reason the occurrence of a change in control or the Participant’s Disability or Termination of Employment, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such change in control, Disability or Termination of Employment meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable final regulations (without giving effect to any elective provisions that may be available under such definitions), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.  This provision does not prohibit the vesting of any Award upon a change in control, Disability or Termination of Employment, however defined.  If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Stock Incentive Agreement that is permissible under Section 409A.

(b)
If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(c)
Notwithstanding anything in the Plan or in any Stock Incentive Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Stock Incentive Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)  if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

(ii)  if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

The foregoing is hereby acknowledged as being the Roper Industries, Inc. 2000 Stock Incentive Plan, originally adopted by the shareholders on March 17, 2000, as most recently amended and restated by the Board of Directors on December 29, 2008.

ROPER INDUSTRIES, INC.

By:  /s/ David B. Liner

Its: General Counsel and Corporate Secretary